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                                                         EXHIBIT 24(C)(8)(J)(V)

                                AMENDMENT NO. 4

                            PARTICIPATION AGREEMENT

   The Participation Agreement (the "Agreement"), dated March 4, 2002, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Minnesota Life Insurance Company, a Minnesota life insurance company, and Securian Financial Services, Inc., is hereby amended as follows:

   WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

   WHEREAS, on March 31, 2008 A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.

   The Parties hereby agree to amend the agreement as follows:

   1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

   2. All reference to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

   3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010.

                                           AIM VARIABLE INSURANCE FUNDS (INVESCO
                                           VARIABLE INSURANCE FUNDS)

Attest:  /s/ Peter Davidson                By:       /s/ John M. Zerr /pd
         ----------------------                      -------------------------
Name:    Peter Davidson                    Name:     John M. Zerr
Title:   Assistant Secretary               Title:    Senior Vice President

                                           INVESCO DISTRIBUTORS, INC.

Attest:  /s/ Peter Davidson                By:       /s/ John S. Cooper /pd
         ----------------------                      -------------------------
Name:    Peter Davidson                    Name:     John S. Cooper
Title:   Assistant Secretary               Title:    President

                                           MINNESOTA LIFE INSURANCE COMPANY

Attest:  /s/ JoAnn M. Kirkwood             By:       /s/ Bruce P. Shay
         ----------------------                      -------------------------
Name:    JoAnn M. Kirkwood                 Name:     Bruce P. Shay
Title:   Assistant Secretary               Title:    Executive Vice President

                                           SECURIAN FINANCIAL SERVICES, INC.

Attest:  /s/ Dean Czarnetzki               By:       /s/ George I. Connolly
         ----------------------                      -------------------------
Name:    Dean Czarnetzki                   Name:     George I. Connolly
Title:   Assistant Secretary               Title:    President & CEO